EXHIBIT 1.A.(13)(z)

PRUCO LIFE INSURANCE COMPANY


|  Insured                                  |  Rider for Policy No.
|                                           |
|        John Doe                           |        XX XXX XXX
|_____________________________________      |___________________________________


         MODIFICATION OF INSURED'S WAIVER OF PREMIUM BENEFIT PROVISION

There is an impairment of the Insured's eyesight. If he or she becomes disabled as a result of the loss of eyesight, here is what will apply for that disability. We will not allow benefits under any benefit for waiving premiums in the event of disability in (1) this contract, or (2) any other contract on the Insured's life to which you change or for which you exchange this contract or any of its benefits.


                           | Rider attached to and made a part of this Contract | on the Contract Date
                           |
                           |
                           | PRUCO LIFE INSURANCE COMPANY,
                           |
                           |
                           | By /s/ SPECIMEN
                           |        Isabelle L. Kirchner
                           |        Secretary
                           |
                           |
                           |____________________________________________________


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PLI 77-82                                                      Printed in U.S.A.
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                                     II-205